                                                                  EXHIBIT 10.27


                                STEELCASE INC.

                          Incentive Compensation Plan

                             Amended and Restated

                                 March 1, 2002

                  STEELCASE INC. INCENTIVE COMPENSATION PLAN

                               Table of Contents

                                                                           Page
                                                                           ----
 Article 1.   Establishment, Objectives, and Duration.....................   1
 Article 2.   Definitions.................................................   1
 Article 3.   Administration..............................................   5
 Article 4.   Shares Subject to the Plan and Maximum Awards...............   6
 Article 5.   Eligibility and Participation...............................   7
 Article 6.   Stock Options...............................................   7
 Article 7.   Stock Appreciation Rights...................................   8
 Article 8.   Restricted Stock............................................   9
 Article 9.   Performance Units, Performance Shares, and Cash-Based Awards  10
 Article 10.  Phantom Shares..............................................  11
 Article 11.  Other Share-Based Awards....................................  12
 Article 12.  Performance Measures........................................  12
 Article 13.  Beneficiary Designation.....................................  13
 Article 14.  Deferrals...................................................  13
 Article 15.  Rights of Employees/Directors...............................  13
 Article 16.  Change in Control...........................................  14
 Article 17.  Change in Capitalization....................................  15
 Article 18.  Amendment, Modification and Termination.....................  15
 Article 19.  Withholding.................................................  16
 Article 20.  Indemnification.............................................  16
 Article 21.  Successors..................................................  16
 Article 22.  Legal Construction..........................................  16
 Article 23.  Execution...................................................  17


                                       i

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Steelcase Inc. Incentive Compensation Plan

Article 1.  Establishment, Objectives, and Duration

   1.1. Establishment of the Plan. Steelcase Inc., a Michigan corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Steelcase Inc. Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares and Share-Based Awards.

   The Plan as hereby amended and restated is effective as of March 1, 2002 (the "Effective Date"); provided, however, that the continuation of this Plan after the annual meeting for the stockholders of the Company held in 2002 (the "2002 Meeting"), as well as any Award granted pursuant to Article 9 which is designed to qualify for the Performance-Based Exception with respect to any Performance Period ending after the 2002 Meeting, shall be subject to the approval by stockholders of the Plan at such 2002 Meeting.

   1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

   The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

   1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 18 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions under Awards denominated in Shares, and with respect to all Awards, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

Article 2.  Definitions

   Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

   2.2. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares or Other Share-Based Awards.

   2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

   2.4. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

   2.5. "Board" or "Board of Directors" means the Board of Directors of the Company.

   2.6. "Cash-Based Award" means an Award granted to a Participant, as described in Article 9 herein.

   2.7. "Change in Control" of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

   (a) any Person (other than those Persons owning stock of the Company as of the day before the IPO Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownerships of stock of the Company) (i) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
       (i) of paragraph (c) below, and (ii) such Person's ownership exceeds the combined voting power beneficially owned by the stockholders of the Company on the day before the IPO Date; or

   (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

   (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or involving any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto), at least sixty-five percent ( 65%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those Persons owning stock of the Company as of the day before the IPO Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownerships of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

   (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty-five percent (65%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or
       (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

   2.8. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   2.9.  "Committee" means the Compensation Committee of the Board.

   2.10. "Company" means Steelcase Inc., a Michigan corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in
Article 21 herein.

   2.11. "Competition" means directly or indirectly engaging in competition with the Company or any subdivision, Subsidiary, or Affiliate of the Company (collectively, the "Company") at any time during employment with the Company or during the three (3) year period following termination of employment with the Company, without prior approval of the Administrative Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

   2.12. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan and shall not be considered a Director.

   2.13.  "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

   2.14. "Employee" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

   2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

   2.16. "Fair Market Value" shall be determined on the basis of the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the security is not listed for trading on a national securities exchange, the fair market value of a security as determined in good faith by the Board.

   2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

   2.18. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

   2.19. "Insider" shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

   2.20. "IPO Date" means the first day on which Shares are publicly traded on the New York Stock Exchange.

   2.21. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

   2.22. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

   2.23. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

   2.24. "Participant" means an Employee, Director, or other individual designated by the Board who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

   2.25. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

   2.26. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

   2.27. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

   2.28. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

   2.29. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

   2.30.  "Phantom Shares" means an Award granted to a Participant pursuant to
Article 10 herein.

   2.31. "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

   2.32. "Share-Based Award" means an Award granted to a Participant pursuant to Article 11 herein.

   2.33.  "Shares" means the shares of Class A Common Stock of the Company.

   2.34. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

   2.35. "Sub-Committee" means any committee appointed by the Board to administer Awards to Employees (including the Committee), as specified in
Article 3 herein. Any such committee shall be comprised entirely of Directors who are considered "outside directors" under Section 162(m) of the Code.

   2.36. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a fifty percent (50%) or greater voting interest.

   2.37. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

   2.38.  "Transaction" shall have the meaning ascribed to it in Section 17.1.

Article 3.  Administration

   3.1. General. The Plan shall be administered by the Board, or (subject to the following) by any committee appointed by the Board. The members of the Committee and the Sub-Committee shall be appointed from time to time by, and shall serve at the discretion of, the

Board of Directors. The Board may delegate to the Committee and the Sub-Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee and or the Sub-Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee or the Sub-Committee, respectively. The Committee and the Sub-Committee shall each have the authority to delegate administrative duties to Employees, officers or Directors of the Company.

   3.2. Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors and other individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

   3.3. Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4.  Shares Subject to the Plan and Maximum Awards

   4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Article 17 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 14,284,727 Shares; no more than 2,000,000 of which may be granted in the form of Restricted Shares. Shares available under the Plan shall be now or hereafter issued or authorized but unissued. In addition, subject to obtaining the stockholder approval of the Plan at the 2002 Meeting, an additional 6,715,273 of Shares shall be reserved for issuance under the Plan; no more than 1,000,000 of which may be granted in the form of Restricted Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued in pursuance of the Plan. Unless and until the Board determines that an Award shall not qualify for the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

   (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

   (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

   (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000).

   (d) Performance Shares/Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of two hundred fifty thousand (250,000) Shares.

   (e) Phantom Shares: The maximum aggregate payout (determine at the end of the applicable Performance Period) with respect to Phantom Shares granted in any one fiscal year to any one Participant shall be equal to the value of two hundred fifty thousand (250,000) Shares.

   (f) Other Share-Based Awards: The maximum aggregate number of Shares that may be granted in the form of Other Share-Based Awards, pursuant to any Award granted in any one fiscal year to an one single Participant shall be two hundred thousand (200,000).

Article 5.  Eligibility and Participation

   5.1. Eligibility. Persons eligible to participate in this Plan include all Employees, Directors, and other individuals designated by the Board.

   5.2. Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors, and other individuals designated by the Board, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options

   6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided, however, (i) that no Director shall be granted any ISO and (ii) that any Option designed to qualify for the Performance-Based Exception shall be granted only by the Sub-Committee.

   6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, termination and transferability rights, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

   6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

   6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

   6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restric-tions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

   6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

   The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

   The Board also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

   Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

   6.7. Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Article 7.  Stock Appreciation Rights

   7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

   The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

   The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

   7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

   Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

   7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

   7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

   7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

   7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

   (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

   (b) The number of Shares with respect to which the SAR is exercised.

   At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Article 8. Restricted Stock

   8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

   8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

   8.3. Other Restrictions. Subject to Article 12 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

   The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

   Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

   8.4. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

   8.5. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is intended to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, including, without limitation, that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9.  Performance Units, Performance Shares, and Cash-Based Awards

   9.1. Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares and/or Cash-Based Awards may be granted at any time or from time to time, as shall be determined by the Board, provided, however, that Performance Units, Performance Shares and/or Cash-Based Awards designed to qualify for the Performance-Based Exception shall be granted only by the Sub-Committee.

   9.2. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Award that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period." The performance goals with respect to Awards designed to qualify for the Performance-Based Exception shall be established in writing by the Sub-Committee prior to the earlier of (i) ninety (90) days after the commencement of the Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period will elapse, provided that, in either case, achievement of the performance goals is substantially uncertain on such date.

   9.3. Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

   9.4. Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in lump-sum payments at such time or times designated by the Board following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period plus or minus any investment return from the close of the Performance Period to the date of payment as determined by the Board in its discretion provided, however, that payment shall not be made with respect to Awards designed to qualify for the Performance-Based Exception prior to the Sub-Committee's certification, in writing, that the performance goals relating to such Awards have been satisfied. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

   At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.5 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

Article 10.  Phantom Shares

   10.1. Grant of Phantom Shares. Subject to the terms of the Plan, Phantom Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

   10.2. Value of Phantom Shares. Each Phantom Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall establish the terms and conditions of such Award, including any vesting provisions.

   10.3. Earning of Phantom Shares. Subject to the terms of this Plan, the holder of any vested Phantom Shares shall be entitled to receive payout on the number and value of Phantom Shares earned by the Participant over the Performance Period, to be determined by the extent to which the corresponding performance goals have been achieved.

   10.4. Form and Timing of Payment of Phantom Shares. Payment of earned Phantom Shares shall be made in a single lump sum at such time as designated by the Board. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Phantom Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Phantom Shares at such time as designated by the Board. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

   At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Phantom Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein).

Article 11.  Other Share-Based Awards

   Subject to the terms of the Plan, the Board may grant other Share-Based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are acquired or may in the future be acquired. The Board, in its sole discretion, shall determine the terms and conditions of such other Share-Based Awards.

Article 12.  Performance Measures

   Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

   (a) Earnings per share;

   (b) Net income (before or after taxes);

   (c) Return measures (including, but not limited to, return on assets, equity, or sales);

   (d) Cash flow return on investments which equals net cash flows divided by owners equity;

   (e) Earnings before or after taxes;

   (f) Gross revenues;

   (g) Share price (including, but no limited to, growth measures and total shareholder return); and

   (h) Economic value added.

   The Board (or the Sub-Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Sub-Committee shall retain the discretion to adjust such Awards downward). Nevertheless, the Board (or the Sub-Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have the authority to make appropriate adjustments in the performance goals under an Award to reflect the impact of the following extraordinary items not reflected in such goals: (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and
(6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Board (or the Sub-Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have full authority and discretion to, from time to time, as the Board deems necessary or appropriate, modify the accounting principles and components applied in the determination of the degree of attainment of the preestablished performance goals with respect to all Awards.

   In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 13.  Beneficiary Designation

   Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 14.  Deferrals

   The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15.  Rights of Employees/Directors

   15.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   15.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

   15.3. Termination of Employment/Directorship/Relationship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or receive payment for any Award following termination of the Participant's employment or directorship with the Company, or termination of relationship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among Awards and may reflect distinctions based on the reasons for termination.

   15.4. Competition. In the event the Participant engages in any Competition with the Company, the Participant immediately and permanently forfeits the right to exercise and/or receive payment for any Award, whether or not vested. The Participant must return to the Company the Participant's gain resulting from options exercised at any time within the twelve-month period preceding the date the Participant became engaged in competition with the Company.

   15.5. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 16.  Change in Control

   16.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

   (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

   (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

   (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards and Share-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

   16.2. Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 18.3 hereof) or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 16 at any time and from time to time prior to the date of a Change in Control.

Article 17.  Change in Capitalization

   17.1. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 18.  Amendment, Modification, and Termination

   18.1. Amendment, Modification, and Termination. Subject to Section 18.3 and 18.4, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

   18.2. Adjustment of Awards. The Board (or its delegate) may make adjustments in the terms and conditions of, and the criteria included in, any Award in any situation it deems appropriate, as long as the adjustment of such Award does not adversely affect the holder; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code.

   18.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Article 17 and 16.2 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

   18.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 18, make any adjustments it deems appropriate.

Article 19.  Withholding

   19.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

   19.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 20.  Indemnification

   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 21.  Successors

   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.  Legal Construction

   22.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   22.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   22.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   22.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

   22.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.

Article 23.  Execution

   IN WITNESS WHEREOF, Steelcase Inc. has caused this Plan, captioned "Steelcase Inc. Incentive Compensation Plan," as amended and restated effective as of March 1, 2002, to be executed by its duly authorized officer this 10/th/ day of March, 2002.

               STEELCASE INC.

               By:  /s/  Nancy W. Hickey
               --------------------------------------------
               Its: Sr. Vice President, Global Strategic Resources and Chief Administrative Officer

                        RULES OF THE UK SUB-PLAN OF THE
                  STEELCASE INC. INCENTIVE COMPENSATION PLAN

                  AMENDED UK SUB-PLAN SUBJECT TO APPROVAL BY
                             THE UK INLAND REVENUE
                PREVIOUS APPROVAL: 17 August 2001 REF:21921/PJP
                   UK SUB-PLAN TERMINATES ON 2 DECEMBER 2007

1.  Adoption of the UK Sub-Plan

   1.1. Steelcase Inc., a Michigan Corporation, ("the Company"), has established this UK Sub-Plan ("the UK Sub-Plan") of the Steelcase Inc. Incentive Compensation Plan ("the Plan") for the purpose of granting rights to acquire Shares of the Company to employees of it and its Subsidiaries.

   1.2. The UK Sub-Plan is intended to qualify as an approved share option plan under Schedule 9 to the Income and Corporation Taxes Act 1988 ("the Taxes Act"). References to Schedule 9 are to Schedule 9 to the Taxes Act.

   1.3. The Plan attached as Appendix A to these Rules shall apply to the UK Sub-Plan subject to the additional restrictions and amendments specified below.

   1.4.  References in these Rules to Articles are to Articles of the Plan.

2.  Article 1. Duration of the Plan

   2.1. For the purposes of the UK Sub-Plan, Article 1.3 shall be amended by the addition at the end of that Article 1.3 of the following words:

    "provided that no Options shall be granted under the UK Sub-Plan until it has received formal approval of the UK Inland Revenue."

3.  Article 2. Definitions

   3.1. The following definitions set out in Article 2 of the Plan shall be varied as follows for the purposes of the UK Sub-Plan:

    3.1.1.  "Award" means the grant of an Option pursuant to an Award Agreement.

    3.1.2. "Award Agreement" means a written agreement entered into by the Company and each Participant setting forth the terms and conditions applicable to Awards granted pursuant to the UK Sub-Plan, the initial form of which has been approved by the Inland Revenue.

    3.1.3. "Company" means Steelcase Inc., a Michigan corporation, including any and all Subsidiaries and any successor thereto as provided in Article 21 herein.

    3.1.4. "Employee" means any full-time Director of the Company (being a director required to work at least 25 hours or more per week; excluding meal breaks) or any employee of the Company.

    3.1.5. "Fair Market Value" means, as at any date, the value of a Share of common stock, determined as follows:

        (i) the opening sale price of the Shares as traded on the New York Stock Exchange, or if there is no trading for that date, the opening sale price of the Shares on the previous date on which the Shares were traded on the New York Stock Exchange; or

        (ii) if the Shares are not listed as in (i) above the fair market value shall be determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the UK Sub-Plan with the Inland Revenue's Share Valuation Division.

    3.1.6.  "Option" means a Non Qualified Stock Option, as described in
    Article 6.

    3.1.7. "Participant" means an Employee designated by the Board who has been selected to receive an Award or who has an outstanding Award granted under the UK Sub-Plan.

    3.1.8. "Shares" means the shares of Class A Common Stock of the Company which satisfy the conditions specified in paragraphs 10-14 of Schedule 9.

   3.2. The following definitions shall be deleted from Article 2 of the Plan and all references thereto throughout the Plan in respect of Options granted under the UK Sub-Plan:

    3.2.1.  "Cash-Based Award"

    3.2.2.  "Covered Employee"

    3.2.3.  "Freestanding SAR"

    3.2.4.  "Incentive Stock Option" or "ISO"

    3.2.5.  "Performance-Based-Exception"

    3.2.6.  "Performance Share"

    3.2.7.  "Performance Unit"

    3.2.8.  "Period of Restriction"

    3.2.9.  "Phantom Shares"

    3.2.10.  "Restricted Stock"

    3.2.11.  "Share Based Award"

    3.2.12.  "Stock Appreciation Right" or "SAR"

    3.2.13.  "Tandem SAR"

4.  Article 3. Administration

   4.1.  For the purposes of the UK Sub-Plan Article 3.2 shall be amended by:

    (a) deleting the following words from the third line "and Directors and other individuals";

    (b)  the addition of the following paragraphs at the end of that Article:

        "Notwithstanding the discretion of the Committee any determination of the Committee involving the imposition of performance conditions in relation to Options shall be subject to the requirement that such performance conditions:

         (i) must be objective and set at the date of grant of Options; and

        (ii) cannot be waived or amended unless events occur which cause the Committee to consider that the performance conditions will not achieve their original purpose (in which case the Committee may make such alterations or additions to those performance conditions as it considers fair and reasonable provided that the amended performance conditions are no more difficult to meet than those originally imposed).

5.  Article 4.1. Number of Shares Available for Grants

   5.1.  For the purposes of the UK Sub-Plan, the first paragraph of Article
4.1 of the Plan as amended shall be deleted and replaced by:

    "4.1. Number of shares available for grants. Subject to adjustment as provided in Article 4.2 herein, the number of the Shares hereby reserved for issuance to Participants under the Plan shall be fourteen million, two hundred eighty-four thousand, seven hundred twenty-seven (14,284,727) Shares. In addition, subject to obtaining the stockholder approval of the Plan at the 2002 Meeting, an additional 6,715,273 of Shares shall be reserved for issuance under the Plan. Shares available under the Plan shall be now or hereafter issued or authorised but unissued. The Board shall determine the appropriate methodology for calculating the number of Shares issued in pursuance of the Plan. The maximum aggregate number of Shares that may be granted pursuant to an Award to any one single Participant is contained in Rule 7.1."

6.  Article 5. Eligibility and Participation

   6.1. For the purposes of the UK Sub-Plan, the words "Directors, and other individuals designated by the Board," in Articles 5.1 and 5.2 shall be deleted.

   6.2. The following shall be added to Article 5.1 for the purposes of the UK Sub-Plan:

    "In no event shall an Option under the UK Sub-Plan be granted or exercised by any person who is precluded by paragraph 8 of Schedule 9 from participating in a UK Inland Revenue approved share option plan."

   6.3.  For the purposes of the UK Sub-Plan, the following shall be added to
Article 5.2:

    "provided that for the purposes of the UK Sub-Plan no Award shall be made otherwise than to eligible Employees."

7.  Article 6. Stock Options

   7.1. For the purposes of the UK Sub-Plan, Article 6.1 shall be deleted and replaced by:

    "6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such manner, and upon such terms, and at any time and from time to time as shall be determined by the Board. Options granted under the UK Sub-Plan shall be limited and take effect so that following any grant, no Employee will hold Options granted under the UK Sub-Plan or any other UK Inland Revenue approved share option plan (not being a UK Inland Revenue approved savings related share option plan) operated by the Company or any associated company (as defined in Section 416 of the Taxes Act) over Shares with an aggregate Fair Market Value in excess of (Pounds)30,000, or such other limit as may apply from time to time under paragraph 28 of Schedule 9, determined on the basis of the Fair Market Value of Shares as at the date(s) of grant of the relevant Options and the market value at the date(s) of grant of options granted under the rules of any other UK Inland Revenue discretionary approved share option plans, converted from US Dollars into Pounds Sterling at the rate of exchange determined by the Committee in accordance with the exchange rates published in the Wall Street Journal applicable as at the date(s) of grant."

   7.2. The final sentence in Article 6.2 shall be deleted for the purposes of the UK Sub-Plan.

   7.3. For the purposes of the UK Sub-Plan, the following language shall be added to the end of Article 6.5:

    "Any such restrictions or conditions shall be determined at the date of grant and will be subject to the provisions contained in Rule 4.1."

   7.4. For the purposes of the UK Sub-Plan, the Option Price may only be paid in cash; the second paragraph of Article 6.6. shall be deleted and replaced with the following paragraph:

    "The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent."

   7.5. For the purposes of the UK Sub-Plan, the following words shall be added to the third paragraph of Article 6.6:

    "For the purposes of the UK Sub-Plan the cashless exercise programme shall be subject to the Board of the Inland Revenue's guidelines."

   7.6. Under the UK Sub-Plan Shares must be transferred to Participants within 30 days after the date of exercise, the following paragraph shall be added at the end of Article 6.6:

    "Subject to any governing rules or regulations, the Company shall issue or procure the transfer to the Participants the number of Shares in respect for which the Option has been validly exercised, within 30 days after the date of exercise. Save for any rights determined by reference to a date on or before the date of issuance, any Shares which are issued shall rank pari passu and as one class with the other issued shares of the same class."

   7.7. Article 6.7 shall be amended for the purposes of the UK Sub-Plan by deleting the following words from the third line of that Article, "advisable, including, without limitation," and replacing them with the words "necessary to comply with".

8.  Articles: 7, 8, 9, 10, 11, 12 and 14

    Article 7. Stock Appreciation Rights
    Article 8. Restricted Stock
    Article 9. Performance Units, Performance Shares, and Cash-Based Awards
    Article 10. Phantom Shares
    Article 11. Other Share-Based Awards
    Article 12. Performance Measures
    Article 14. Deferrals

    shall not apply for the purposes of the UK Sub-Plan.

9.  Article 15. Rights of Employees/Directors

   9.1. For the purposes of the UK Sub-Plan, the following words shall be added to the end of Article 15.2:

    "Notwithstanding any provision of any other Rules, the rights and obligations of any individual under the terms of his office or employment with the Company or Subsidiary shall not be affected by his participation in the UK Sub-Plan or any right which he may have to participate therein. An individual who is granted any Options pursuant to this UK Sub-Plan shall have no rights to compensation or damages in consequence of the termination of his office or employment with the Company or Subsidiary for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Options under this UK Sub-Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If an individual did acquire any such rights, he would be deemed to have waived them irrevocably."

   9.2. For the purposes of the UK Sub-Plan, the new Article 15.4 (inserted pursuant to an amendment effective from October 1, 2000) the first sentence shall be amended by the addition of the following words after the first sentence:

    "All outstanding Awards shall immediately lapse."

   9.3. For the purposes of the UK Sub-Plan, Article 15.5 (which use to be Article 15.4 prior to the amendment effective from October 1, 2000) the first sentence shall be amended by the deletion of the words "Except as otherwise provided in a Particpant's Award Agreement" and the words "other than by will or by the laws of decent and distribution".

10.  Article 16. Change of Control

   10.1. For the purposes of the UK Sub-Plan, Article 16.1(b) and (c) shall be deleted and replaced by:

    (b) In the event of any company ("the Successor Entity") obtaining Control (Control for these purposes shall be defined in accordance with Section 840 of the Taxes Act) of the Company as a result of making a general offer:

     (i) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

    (ii) to acquire all the shares in the Company which are of the same class as the Shares subject to subsisting Options granted under the UK Sub-Plan ("the Old Option");

    the holder of Options under the UK Sub-Plan (or the Company on behalf of such holder) may seek the agreement of the Successor Entity and, if such agreement is obtained, the holder may release the Old Option in consideration of the grant of a new option ("the New Option") which satisfies the following conditions:

     (1) it is over shares in the Successor Entity or in a company which has Control over the Successor Entity which satisfies the conditions specified in paragraphs 10 to 14 (inclusive) of Schedule 9;

     (2) it is a right to acquire such number of shares as has on acquisition of the New Option an aggregate market value equal to the aggregate Fair Market Value of the shares subject to the Old Option on its disposal;

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     (3) it has a purchase price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

     (4) it is otherwise identical in terms to the Old Option.

    The New Option shall, for all other purposes of the UK Sub-Plan, be treated as having been acquired at the same time as the Old Option, which is released in consideration for the grant of the New Option.

    Where any New Option is granted pursuant to this Article 16.1 (b), the provisions of the UK Sub-Plan shall, in relation to the New Option, be construed as if references to the Company and the Shares were references to the Successor Entity or, as the case may be, to the other company to whose shares the New Option relates and to the shares in the Successor Entity or that other company.

    The release of the Old Option and the grant of a New Option under Article
    16.1 (b) must take place within the period of six months ("the Appropriate Period") beginning with the time when Control of the Company has been obtained and any conditions in connection with the Change of Control are satisfied.

11.  Article 17. Change in Capitalization

   11.1.  Article 17.1 shall be deleted and replaced by the following language:

    "Any adjustments to be made pursuant to Article 17.1 in relation to Options granted under the UK Sub-Plan must arise from a change in the Shares which falls within the meaning of paragraph 29 of Schedule 9 and no adjustments shall take effect until approved by the Board of the Inland Revenue."

12.  Article 18. Amendment, Modification, and Termination

   12.1. For the purposes of the UK Sub-Plan, the following words shall be added to the end of Article 18.1:

    "Any amendments or alteration to the UK Sub-Plan, or to the Plan insofar as they affect the UK Sub-Plan which are made pursuant to Articles 3.2, 16.2, and 18.1, shall not take effect in relation to the UK Sub-Plan until they have been approved by the Board of the Inland Revenue."

   12.2. For the purposes of the UK Sub-Plan, Article 18.2 shall be deleted in its entirety.

13.  Article 19.2. Share Withholding

   13.1. For the purposes of the UK Sub-Plan, the words "As a condition of exercise" shall be added to the beginning of Article 19.1 and the words "the Particpant's liability to" shall be added to line 2 of Article 19.1 between the words "amount sufficent to satisfy" and the words "Federal, state, and local taxes".

   13.2. For the purposes of the UK Sub-Plan, the following words shall be deleted from the second line of Article 19.2:

    "or SAR's, upon the lapse of restrictions on Restricted Stock,"

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                                STEELCASE INC.
                   STOCK OPTION PLAN FOR EMPLOYEES IN FRANCE

   1. Introduction. The Board of Directors of Steelcase Inc. (the "Company") has established the Stock Option Plan (the "U.S. Plan") for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiary/ies, (the "Subsidiary") of which the Company holds directly or indirectly at least 50% of the share capital. Section 3.2 of the U.S. Plan specifically authorizes the Board (or Committee) (the " Board") to adopt procedures and forms relating to the U.S. Plan as it deems advisable with respect to foreign participants. The Board, therefore, intends to establish a sub-plan for France of the U.S. Plan for the purpose of granting Options which qualify for the favorable tax and social security treatment in France applicable to Options granted under Sections L 225-177 to L 225-186 of the French Commercial Code as amended to qualifying employees who are resident in France for French tax purposes (the "Optionees"). The terms of the U.S. Plan, as subsequently amended and as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Stock Option Plan for Employees in France (the "French Plan").

   Under the French Plan, the Optionees will be granted only Options as defined under Section 2 hereunder. In no case will grants under the French Plan include any other substitute awards, e.g. stock appreciation rights, restricted stocks, performance shares or/and other awards.

   2. Definitions. Capitalized terms used but not defined in the French Plan shall have the same meanings as set forth in the U.S. Plan.

   In addition, the term "Option" shall have the following meaning:

     A. Purchase Options, that are rights to acquire Common Stock repurchased by the Company prior to the vesting of said Options; or

     B. Subscription Options, that are rights to subscribe newly issued Common Stock.

   Notwithstanding any provisions in the U.S. Plan, the term "Grant Date" shall be the date on which the board both (a) designates the Optionee and (b) specifies the terms and conditions of the Option including the number of shares and the Option Price.

   The term "Vesting Date" shall mean the date on which an Optionee's right to all or a portion of an option granted under the French Plan becomes non-forfeitable. The Vesting Date or Vesting Schedule shall be noted on the Stock Option Agreement entered into with each optionee.

   The term "Exercise Date" shall mean the date on which a portion of Optionee's Option becomes exercisable. The Exercise Date shall be the fourth anniversary of the Grant Date, unless determined by the Compensation Committee or the Committee entitled to modify the terms of the grant.

   3. Entitlement to Participate. Any individual who at the date of grant of the Option under the French Plan is either bound to the Subsidiary by a contract of employment ("contrat de

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travail") or who is a corporate officers of the Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of section 5 of the U.S. Plan. Options may not be issued under the French Plan to employees or officers owning more than ten percent (10%) of the Company's share capital or to individuals other than employees and corporate officers of the Subsidiary. Options may not be issued to directors of the Subsidiary, other than managing directors (President du Conseil d'Administration, Directeur General, Directeur General Delegue, Membre du Directoire, Gerant de societes par actions), unless they are bound to the Subsidiary by a contract of employment.

   4. Conditions and Exercise of the Option. Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the U.S. Plan, of the French Plan and of any Options granted thereunder (and as determined in the respective Stock Option Agreement) shall not be modified after the grant date, unless authorized by French law and subject to the prior written consent of the Optionee, and except in the cases enumerated under Article 7 below.

   As such and subject to the above provision, an Administrative Committee duly authorized by the Board or the Compensation Committee may alter certain conditions of the options.

   Notwithstanding any provision in the U.S. plan to the contrary and following the following the date of admission of the Common Stock of the Company to trading on a regulated securities market, no option may be granted to optionees in France during specific closed periods as set forth by section L. 225-177 of the French commercial code as amended.

    4.1. Vesting and Exercisability. The Options will vest and be exercisable pursuant to the terms and conditions set forth in the U.S. Plan, the French Plan and under the respective Stock Option Agreement entered into with each Optionee.

    The Vesting and exercisability of Options may be accelerated in accordance with the provisions of Section 16 of the U.S. Plan. In this case, the shares acquired upon exercise of a Stock Option, can not be sold before the expiration of a period of 3 years as from the date of exercise if necessary to comply with the four year holding period.

    Specific provisions apply in the event of termination of employment/service and death as provided in Articles 6 and 8 below and as provided in the Stock Option Agreement entered into with each Optionee.

    The exercise of the Options may be accelerated in order to combine the specific regime applicable to French Plan d'Epargne d'Entreprise (French "employee saving plan") and the favorable tax and social security regime applicable to stock options, for French tax resident Optionees, provided in any case that the relevant holding period set forth by section 163 bis C of the French tax code is met.

    4.2. Option Price. The Option price payable pursuant to Options issued hereunder shall be fixed by the Board on the date the Option is granted, but in no event shall the Option price per share be less than the greater of:

       A. with respect to Purchase Options over Common Stock, the higher of either 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date or 80% of the average purchase price paid for such Common Stock by the Company;

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

       B. with respect to Subscription Options over the Common Stock, 80% of the average opening price of such Common Stock during the 20 days of quotation immediately preceding the Grant Date; and

       C.  the minimum Option price permitted under the U.S. Plan.

    4.3. Payment of the Option Price. Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Option Price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the Optionee may give irrevocable instructions to a stockbroker to properly deliver the Option price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of prior owned shares having a fair market value on the date of delivery equal to the aggregate exercise price of the shares may be used as consideration for exercising the Options.

    Furthermore, notwithstanding any provisions in the U.S. Plan to the contrary, shares owed to the Optionee upon exercise may not be withheld in order to meet the tax and/or social security contributions which might be due at the time of exercise or sale of the underlying Shares. However, upon sale of the underlying shares, the Company and/or the Subsidiary shall have the right to withhold, or request any third party to withhold, from the proceeds to be paid to the Optionee the sums corresponding to any social security contributions due at exercise or sale by the Optionee. If such amounts are due and are not withheld, the Optionee agrees to submit the amount due to the Subsidiary by means of check, cash or credit transfer.

    The Shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

   5. Non-transferability of Options. Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the Optionee during the lifetime of the Optionee.

   6. Termination of Employment/Service. If a termination of eligibility status is due to death, the Options shall be exercisable as set forth by
Article 8 below.

   In case of termination of eligibility status for other reasons than death, specific provisions regarding the exercise of the options by the Optionee are provided for in the Stock Option Agreement entered into with each Optionee.

   7. Changes In Capitalization. Notwithstanding any provisions of the U.S. Plan to the contrary, adjustments to the Option Price and/or the number of Shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company. Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of shares to be granted shall be made (i.e., only shares of Common Stock shall be granted to Optionees). The transactions are as follows:

    A. an issuance of new shares for cash consideration reserved to the Company's existing shareholders;

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

    B. an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;

    C. a capitalization of retained earnings, profits, or issuance premiums;

    D. a distribution of reserves by payment in cash or shares;

    E. a cancellation of shares in order to absorb losses; and

    F. the repurchase of its own shares by a listed company at a price higher than the stock quotation price in the open market.

   8. Death. In the event of the death of an Optionee, the Options shall become immediately vested and exercisable. The Optionee's heirs may exercise the Option within six months following the death, even if the Option that was held by the deceased Optionee expires during this 6 month- period, but any Option which remains unexercised shall expire six months following the date of the Optionee's death.

   9. Interpretation. In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to Optionees.

   10. Employment Rights. The adoption of this sub-plan shall not confer upon the Optionees any employment rights and shall not be construed as a part of the Optionee's employment contracts.

   11.  Adoption. The French Plan is effective as of June 25, 2001.

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